Registration File No. 333-

As filed with the Securities and Exchange Commission on September 23, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POET TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1107 - 120 Eglinton Avenue East

Toronto, Ontario, M4P 1E2, Canada

(Address of Principal Executive Offices)

POET Technologies Inc. Omnibus Incentive Plan

(Full title of the plan)

CT Corporation System

28 Liberty Street

New York, New York 10005-1400

(Name and address of agent for service)

(212) 894 - 8940

(Telephone number, including area code, of agent for service)

Copies to:

Mark D. Wood

Alyse A. Sagalchik

Katten Muchin Rosenman LLP

525 W. Monroe Street

Chicago, IL 60661

(312) 902-5200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified by Part I of Form S-8 (Plan Information and Registrant Information and Employee Annual Information) have been or will be delivered to each participant in the POET Technologies Inc. Omnibus Incentive Plan, effective June 30, 2023, as amended on June 21, 2024, June 27, 2025 and September 22, 2025 as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission” or “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. This information has been omitted from this filing in accordance with the provisions of Rule 424 under the Securities Act and the introductory note to Part I of Form S-8. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:

(a)	the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the Commission on April 1, 2025;

(b)	the Registrant’s reports on Form 6-K filed with the SEC on January 3, 2025, April 28, 2025, May 15, 2025, May 20, 2025, May 23, 2025, July 1, 2025, July 9, 2025, July 17, 2025, August 12, 2025 and September 5, 2025; and

(c)	the description of the Registrant’s Common Shares contained in Exhibit 2.0 to the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the Commission on April 30, 2020, and any amendments or reports filed with the Commission for the purpose of updating such description.

In addition, unless otherwise stated herein, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any report furnished on Form 6-K if and only to the extent that such report on Form 6-K provides, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be part of the registration statement shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained in the registration statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference or deemed to be part of the registration statement modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 136 of the Business Corporations Act (Ontario) (the “OBCA”) provides for the indemnification of directors and officers of the Registrant. Under these provisions, the Registrant may indemnify a director or officer of the Registrant, a former director or officer, and may indemnify an individual who acts or acted at the Registrant’s request as a director or officer or in a similar capacity of another entity (each, an “Indemnified Person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Indemnified Person in respect of any civil, criminal, administrative, investigative or other proceeding (other than in respect to an action by or on behalf of the Registrant to procure a judgment in its favor) in which the individual is involved because of that association with the Registrant or other entity, if the Indemnified Person fulfills the following two conditions: (a) he or she acted honestly and in good faith with a view to the best interests of the Registrant or in the best interests of such other entity as applicable and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. In respect of an action by or on behalf of the Registrant or such other entity to procure a judgment in its favor, the Registrant, with the approval of a court, may indemnify an Indemnified Person against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfills the conditions set out in clauses (a) and (b) of the previous sentence. Notwithstanding the foregoing, an Indemnified Person is entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which he or she is made a party by reason of his or her association with the Registrant or such other entity if he or she fulfills the conditions in clauses (a) and (b) of this paragraph and was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

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Pursuant to Section 6.1 of the Amended and Restated By-law No. 1 of the Registrant (the “By-laws”), the Registrant shall indemnify a director or officer, a former director or officer or a person who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and the heirs and legal representatives of such a person to the fullest extent permitted by the OBCA. Section 6.2 of the By-laws also provides that the Registrant may also purchase and maintain insurance for the benefit of any person referred to in Section 6.1 to the extent permitted by the OBCA.

A policy of directors’ and officers’ liability insurance is maintained by the Registrant that insures directors and officers against losses incurred as a result of claims against the directors and officers of the Registrant pursuant to the indemnity provisions under the By-laws and the OBCA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit No.	Description

4.1	Certificate and Articles of Continuance of the Registrant (incorporated by reference to Exhibit 1.1 to the Registrant’s registration statement under the Exchange Act on Form 20-F on January 28, 2014)

4.2	Amended and Restated By-law No. 1 of the Registrant (incorporated by reference to Exhibit 1.2 to the Registrant’s Annual Report on Form 20-F, filed with the SEC on April 13, 2015)

4.3	Articles of Amendment of the Registrant, dated February 24, 2022 (incorporated by reference to Exhibit 1.3 to the Registrant’s Annual Report on Form 20-F, filed with the SEC on April 27, 2022)

4.4	Description of Securities (incorporated by reference to Exhibit 2.0 to the Registrant’s Annual Report on Form 20-F, filed with the SEC on April 30, 2020)

4.5	POET Technologies Inc. Omnibus Incentive Plan, as amended (incorporated by reference to Exhibit 4.16 to the Registrant’s Annual Report on Form 20-F, filed with the SEC on March 28, 2024)

5.1*	Opinion of Bennett Jones LLP

23.1*	Consent of Davidson & Company LLP, independent accounting firm

23.2*	Consent of Marcum LLP, independent registered accounting firm

23.3*	Consent of Bennett Jones LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of the Registration Statement)

107*	Filing Fee Table

*Filed herewith.

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Item 9.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on September 23, 2025.

POET TECHNOLOGIES INC.

By:	/s/ Suresh Venkatesan
Name:	Suresh Venkatesan
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Suresh Venkatesan and Thomas Mika, or either of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the Commission, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Suresh Venkatesan	Chairman and Chief Executive Officer	September 23, 2025
Suresh Venkatesan	(Principal Executive Officer)

/s/ Thomas Mika	Executive Vice President and Chief Financial Officer	September 23, 2025
Thomas Mika	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jean-Louis Malinge	Director	September 23, 2025
Jean-Louis Malinge

/s/ Theresa Lan Ende	Director	September 23, 2025
Theresa Lan Ende

/s/ Sohail Khan	Director	September 23, 2025
Sohail Khan

/s/ Glen Riley	Director	September 23, 2025
Glen Riley

/s/ Bob Tirva	Director	September 23, 2025
Bob Tirva

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States, on September 23, 2025.

POET TECHNOLOGIES INC.

By:	/s/ Suresh Venkatesan
Name:	Suresh Venkatesan
Title:	Chief Executive Officer